UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2016

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California (Address of principal executive offices)	94925 (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 27, 2016, Restoration Hardware Holdings, Inc. completed its previously announced transaction with Waterworks.  Waterworks and RH together are the first fully integrated luxury home platform in the world – offering a complete collection for every room of the home, in every channel, to both design professionals and consumers. Terms of the transaction are consistent with prior disclosures and are expected to be accretive to earnings for RH for fiscal 2016.

Waterworks has long been the definition of the well-appointed bath, and is the only complete bath and kitchen business offering fittings, fixtures, furniture, furnishings, accessories, lighting, hardware and surfaces under one brand in the market. Waterworks is comprised of the Waterworks, Waterworks Kitchen and Waterworks Studio brands, all built on a foundation of impeccable style, design integrity, quality and craftsmanship. Waterworks prides itself on its deep relationships in the design community and the technical expertise and tenure of its people.

About Waterworks

Co-Founded in 1978 by Barbara and Robert Sallick, Waterworks is based firmly upon a foundation and commitment to design authenticity and excellence. Led since 1993 by son, Peter Sallick, Chief Executive Officer, Waterworks brings impeccable style and artisanal quality craftsmanship to bathrooms and kitchens around the world. Each product has a story to tell and is created through a unique collaboration involving in-house and outside designers, craftsman, artisans, and manufacturers. Highly regarded as a premier design resource, its exclusive designs now encompass bath and kitchen fittings, fixtures, furniture, furnishings, accessories, lighting, hardware and surfaces. Waterworks products can be found in 15 showrooms across the US and UK. Expanded distribution channels include: boutique retail partners, a growing e-commerce business, as well a residential and hospitality business across North America, Asia and Europe.

About RH

RH (Restoration Hardware Holdings, Inc. - NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its Retail Galleries, Source Books and online at RH.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to the expected benefits to be achieved from the transaction between Waterworks and RH including the creation of the first fully integrated luxury platform for the home, the comprehensive scope of the merchandise assortments to be offered by the combined company and the expectation that Waterworks will be accretive to RH’s fiscal 2016 earnings, and any statements or assumptions underlying any of the foregoing. You can identify forward looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, that any acquisition of a new business is subject to operational and other risks of integration and post-closing operation; our ability to retain key personnel; successful implementation of our growth strategy; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

The information furnished with this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: May 27, 2016	By:	/s/ Karen Boone
Karen Boone
Co-President, Chief Financial and Administrative Officer